EXHIBIT 3

                            STOCK PURCHASE AGREEMENT

                  THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made as of the 15 day of November, 1999, by and between NDC Automation, Inc., a Delaware corporation (the "Company"), and J Richard Industries, LP, a Delaware limited partnership (the "Purchaser").

                  NOW, THEREFORE, in consideration of their respective promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Purchaser hereby agree as follows:

1.       Purchase and Sale of Stock.

         1.1 Sale and Issuance of Shares. In connection with that certain Termination Agreement entered into by and between the Company, Portec, Inc. and Hornett Acquisition Corp. dated the date hereof (the "Termination Agreement"), the Company hereby issues and sells to Purchaser, and Purchaser hereby purchases from the Company, 133,000 shares of common stock, $.01 par value, of the Company ("Shares"), for an aggregate purchase price of $50,000 ("Purchase Price") and other good and valuable considerations, the receipt of which is hereby acknowledged.

         1.2. The Company is delivering (or causing its transfer agent to deliver) a certificate representing the Shares being purchased hereunder against delivery of Purchase Price from Purchaser; and Purchaser is paying the Purchase Price by wire transfer to the Company against delivery by the Company of a certificate representing the Shares being purchased hereunder.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to Purchaser that, except as set forth on a Disclosure Letter (the "Disclosure Letter") furnished separately to Purchaser and its counsel referring to this agreement:

         2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business, properties, assets, liabilities, condition (financial or otherwise), or results of operations ("Material Adverse Effect").

         2.2 Authorization; Enforcement. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance, sale and delivery of the Shares being sold hereunder has been taken and this Agreement constitutes valid and legally binding obligations of the Company enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

         2.3 Capitalization. The authorized capital stock of the Company consists solely of 11,000,000 Shares and 1,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"). As of August 12, 1999, (i) 3,453,451 Shares were outstanding, (ii) no Shares were held in the treasury of the Company, (iii) options with respect to 249,027 Shares had been granted, and an additional 15,000 Shares were reserved for issuance, in the aggregate, under the Plans and (iv) no shares of Preferred Stock were outstanding. There are no other shares of capital stock of the Company authorized, issued or outstanding. All of the outstanding Shares have been validly issued and are fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this
Section 2.3, there are no subscriptions, options, stock appreciation rights, warrants, rights (including preemptive rights), calls, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of the Company obligating the Company to issue, or register the sale of, any securities of any kind. There are no agreements or obligations of any kind or character to which the Company is a party, or as to which the Company has knowledge, with respect to the voting of Shares or the election of directors to its board.

         2.4 Required Filings. No consent, approval or authorization of, or filing, registration, qualification, declaration or designation ("Authorization") with or by, any federal, state, local or foreign court, administrative agency, commission or other governmental authority or instrumentality ("Governmental Entity") is required for the execution and delivery by the Company of this Agreement or the consummation by the Company of any of the transactions contemplated hereby, except the filing of Form D pursuant to Regulation D promulgated under the Securities Act or other similar post-closing filings as may be required.

         2.5 No Conflicts. Neither the execution and delivery of this Agreement by the Company, nor the consummation by Company of any of the transactions contemplated hereby, (i) conflicts with or result in a breach of any of the terms, conditions or provisions of its Certificate of Incorporation or By-Laws or of any statute or administrative regulation, or of any order, writ, injunction, judgment or decree of a governmental entity or of any arbitration award to which the Company is a party or by which the Company is bound, or (ii) violates, conflicts with, breaches, constitutes a default (or give rise to an event which, with notice or lapse of time or both, would constitute a default) under, or results in the termination of, or accelerates the performance required by, or results in the creation of any lien or other claims, equities, security interests, preemptive rights, judgments and other encumbrances ("Encumbrances") upon any of the properties or assets of the Company under, any written or oral note, bond, mortgage, indenture, deed of trust, license, lease, contract, agreement or other instrument or written or oral obligation to which Company is a party or to which any of its respective properties or assets are subject (each being an "Obligation"), except for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens or other Encumbrances that do not and could not, individually or in the aggregate, (x) have a Material Adverse Effect, or (y) materially impair the ability of the Company to perform its obligations under the Agreement.

         2.6 Valid Issuance of Shares. The Shares that are being purchased by Purchaser hereunder shall be duly and validly issued, fully paid, and nonassessable, and free of pre-emptive rights, liens and free of restrictions on transfer other than restrictions under applicable state and federal securities laws.

         2.7 Exempt Offering. The offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Act, and neither the Company nor any authorized agent acting on its behalf will take or fail to take any action hereafter that would cause the loss of such exemption.

         2.8 SEC Reports. The Company has timely filed (and has delivered to Purchaser a true and complete copy of) each report, schedule, registration statement and definitive proxy statement required to be filed or filed by the Company with the SEC (including, without limitation, reports required to be filed pursuant to Section 13(d) or 13(g) of the Exchange Act) since January 1, 1995 (the "SEC Reports"). As of their respective dates, the SEC Reports (excluding the proxy statement filed in connection with the Merger Agreement (the "Preliminary Proxy Statement")) comply in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, as the case may be, and the applicable rules and regulations of the SEC thereunder, and none of the SEC Reports, as of their respective dates, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, except information set forth in the Preliminary Proxy Statement or the Form 8-K relating to the Termination Agreement. Except for such matters, the Company has corrected and updated, prior to the date hereof, all statements in the SEC Reports which have required correction or updating, as the case may be, and have filed all necessary amendments to the Company SEC Reports as required by applicable law.

3.       Representations and Warranties of Purchaser.

         Purchaser hereby represents and warrants to the Company that:

         3.1 Authorization. Purchaser has full power and authority to enter into this Agreement, and this Agreement constitutes valid and legally binding obligation of Purchaser enforceable against it in accordance with its terms.

         3.2 Purchase Entirely for Own Account. Purchaser is purchasing the Shares for its own account for investment purposes only and not as a nominee or agent, nor with a view to the resale or distribution of any part thereof, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the securities. The foregoing does not require Purchaser to hold any shares for any minimum or other specific term and Purchaser reserves the right to dispose of any or all of the shares at any time in accordance with or pursuant to a registration statement (to the extent provided under Section 4.2 below) or an exemption from registration under the Securities Act.

         3.3 Information. Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of Purchaser to rely thereon.

         3.4 Accredited Investor Status. Purchaser is an "Accredited Investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

         3.5 Restricted Securities. Purchaser understands that the shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, Purchaser represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

         3.6 Legends. It is understood that the certificates evidencing the Shares being purchased may bear one or all of the following legend:

                  "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR UNLESS REGISTRATION UNDER SUCH ACT IS NOT REQUIRED."

         3.7 No Other Representation or Warranty. Purchaser understands that the Company is not making any other representation or warranty, express or implied, including, without limitation, any representation or warranty as to the value of the Shares, all of which are expressly disclaimed.

4.       Miscellaneous.

         4.1 Survival of Warranties. The warranties, representations and covenants of the Company and Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of two years and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of Purchaser or the Company; provided, however, that the foregoing time limitation shall not apply to recovery for any inaccuracy in a representation or breach of warranty in Section 2.2 or 2.4 of this Agreement.

         4.2 Registration. The Company will consider in good faith any reasonable request of Purchaser to register a sale of the Shares under the Securities Act after the first anniversary of the date hereof, provided Purchaser shall pay the fees and expenses related thereto.

         4.3 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         4.4 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware, without regard to the conflicts of law principles thereof except that the purchase of Shares is taking place in the State of Ohio.

         4.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures will be accepted as originals.

         4.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         4.7 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one business day after deposit with a nationally recognized overnight courier, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

         4.8 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Purchaser.

         4.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         4.10 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                     NDC AUTOMATION, INC.

                                     By: /s/ Ralph Dollander
                                         ----------------------------
                                             Ralph Dollander, President
                                             ---------------

                                     J RICHARD INDUSTRIES, LP

                                     By J Richard Holdings, LP, its General
                                     Partner
                                       By JRI, Inc., its General Partner

                                          /s/ Larry J Weber
                                      ----------------------------------